SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2003

CORAUTUS GENETICS INC.

(Exact Name Of Registration As Specified In Charter)

Delaware	0-27264	33-0687976
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6555 Nancy Ridge Drive

San Diego, California 92121

(Address of principal executive offices, including zip code)

(858) 678-0000

(Registrant’s telephone number, including area code)

Item	7. Financial Statements and Exhibits.

(c)

Exhibit Number	Description
99.1	Script from conference call to be held July 31, 2003
99.2	Questions and Answers from conference call to be held July 31, 2003

Item	9. Regulation FD Disclosure.

On July 31, 2003, at 10:00 am/pm Eastern Time, Corautus will hold a conference call regarding the transaction with Boston Scientific Corporation and strategic initiatives. Copies of the script and questions and answers for such conference call are furnished as Exhibits 99.1 and 99.2 to this current report on Form 8-K, respectively.

This current report on Form 8-K may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about our future results of operations or our financial condition, benefits from the alliance with Boston Scientific, synergies from the merger between GenStar and Vascular Genetics, results of the reverse stock split, research, development and commercialization of our product candidates, anticipated trends in our business, approval of our product candidates and other risks that could cause actual results to differ materially. These risks are discussed in the Corautus Genetics Inc., and GenStar Therapeutics Corporation’s Securities and Exchange Commission filings, including, but not limited to, the risks discussed in Corautus’ Annual Report on Form 10-K (File No. 001-15833) filed March 28, 2003, all of which are incorporated by reference into this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registration has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corautus Genetics Inc.

Date: July 30, 2003	By:	/s/ Richard E. Otto
Richard E. Otto Chief Executive Officer